                                                                EXHIBIT 4.15




                             CONSENT AND AGREEMENT

          By this Consent and Agreement ("Agreement") made and entered into as of this ___ day of _____, 19__, among Kmart Corporation ("Kmart"), a Michigan corporation, having its principal office at 3100 W. Big Beaver Road, Troy, Michigan 48084-3163, _____________________, a ____________ corporation, having its principal office at ________________________________, ("Tenant"), National
Tenant Finance Corporation ("Lender"), a Delaware corporation, having its principal office at 40 North Central Avenue, Suite 2700, Phoenix, Arizona 85004, _________________, ("Landlord"), a __________ limited [partnership]
[liability company], having its principal office at ____________________ and _____________________ ("Trustee"), a ________ banking corporation, having its principal office at ____________________. Kmart, Tenant, Lender, Landlord and Trustee agree as follows:

Section 1.     RECITALS

          1.1 Assignment Documents. Landlord has executed and delivered (i) a Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Filing to Lender ("Mortgage ") dated as of even date herewith, (ii) an Assignment of Leases and Rents ("Lease Assignment") dated as of even date herewith, (iii) a Pledge Agreement ("Pledge Agreement") dated as of even date herewith, (iv) an Assignment of Rights under Construction Fund Disbursement Agreement[s] ("Construction Fund Disbursement Agreement Assignment") dated as of even date herewith, (v) an Assignment of Plans and Specifications and Rights under Architectural Contract; Power of Attorney; [and Architect's Acknowledgement and Consent] ("Architectural Contract Assignment") dated as of even date herewith, [and] (vi) an Assignment of Rights under Construction Contract for Improvements; Power of Attorney; and Contractor's Continuation and Subordination Agreement dated as of even date herewith ("Improvements Construction Contract Assignment") [and (vii) an Assignment of Rights under Construction Contract for Site Improvements; Power of Attorney; and Contractor's Continuation and Subordination Agreement dated as of even date herewith ("Site Improvements Construction Contract Assignment"]; (the Mortgage, Lease Assignment, Pledge Agreement, Construction Fund Disbursement Agreement Assignment, Architectural Contract Assignment[,] [and] Improvements Construction Contract Assignment [and Site Improvements Construction Contract Assignment] collectively, "Assignment Documents") to secure payment of the Promissory Note[s] ("Note[s]") evidencing a loan ("Loan") and certain other obligations of Landlord to Lender all as more particularly described in that certain loan agreement ("Loan Agreement"), dated as of even date herewith by and between the Lender and Landlord. All capitalized terms used herein, unless otherwise expressly provided, shall have the meaning set forth in the Lease (as defined below).



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          1.2  Mortgage.  The Mortgage encumbers the real property more particularly described on Exhibit "1.2" attached hereto and made a part hereof ("Mortgaged Estate").

          1.3 Lease Assignment. Pursuant to the Assignment Documents, Landlord has assigned to Lender, subject to the terms and conditions of such Assignment Documents, all of its rights, rents, income, profits and leases relating to the Mortgaged Estate, including all of its rights, title and interest in, to and under the Lease and Lease Guaranty (defined below).

          1.4 Lease. Landlord has entered into a certain lease ("Lease" ) with Tenant dated as of even date herewith, demising a portion of the Mortgaged Estate.

          1.5 Lease Guaranty. Kmart has executed a certain lease guaranty ("Lease Guaranty") dated as of even date herewith in favor of Landlord.

          1.6 Note Put Agreement. Kmart and Tenant have executed and delivered to Lender a Note Put Agreement ("Note Put Agreement") dated as of even date herewith as a special and further inducement to Lender to make the loan under the Loan Agreement.


Section 2. LENDER NOT BOUND. If Lender shall succeed to the interest of Landlord under the Lease, Lender shall not be (a) liable for any action or omission of any prior landlord under the Lease including but not limited to Completion of Construction (as defined in the Note Put Agreement); provided, however, that if Lender assumes the prior landlord's obligation to complete construction or to cause construction to be completed other than by Tenant or Kmart, Lender shall do so in accordance with Article 10 and Exhibit "C" to the Lease, and, further provided that so long as Tenant is not in default pursuant to the Lease, Lender shall not prevent Tenant from exercising any and all rights afforded Tenant pursuant to the Construction Fund Disbursement Agreement, (b) liable for conditions existing or arising or events occurring prior to its succeeding to the interest of Landlord under the Lease, (c) bound by any Annual Rental or voluntary payments of Additional Rent which Tenant thereunder might have paid for more than the current month to any prior landlord, (d) bound by any security deposits which Tenant thereunder may have paid to any prior landlord, unless such deposit is in an escrow fund available to Lender, (e) bound by any subsequent amendment or modification of such Lease made without Lender's consent (except for Nonmaterial Modifications defined in Section 5.2 hereof which do not require Lender's consent), or (f) bound under such Lease after Lender's interest in the Lease has been transferred to another party except with respect to obligations of Lender, if any, arising prior to such transfer. Tenant will not voluntarily subordinate the Lease to any lien or encumbrance except for the Leasehold Mortgage (as defined hereinafter) without Lender's consent.


Section 3. NO MERGER. There shall be no merger of the Lease or of the leasehold estate created by the Lease with the fee estate in





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the Mortgaged Estate by reason of the fact that the same person acquires or holds directly or indirectly such Lease, the leasehold estate created by such Lease, any interest therein or in such leasehold estate and the fee estate in the Mortgaged Estate, or any interest in such fee estate.

Section 4.     COVENANTS REGARDING TRUSTEE[S].

          4.1 Acknowledgement of Trustee[s]. Tenant, Landlord and Kmart acknowledge that Lender has, effective as of the date hereof, sold, conveyed, transferred and absolutely assigned all of its right, title and interest in the Mortgage, Lease Assignment, [Note,] Loan Agreement, other Loan Documents (as defined in the Loan Agreement) and Lease to Trustee pursuant to that certain [Collateral] Trust Agreement dated as of even date herewith, [pursuant to which the Trustee holds such agreements for the benefit of the Pass-Through Trustees (as defined in the Collateral Trust Agreement) as holders of the Notes purusant to the Pass-Through Trust Agreements (as defined in the Collateral Trust Agreement)] under which Mortgage Pass-Through Certificates (_______________________) Series ____ [and Series ____] ("Certificates") are
issued. Tenant, Landlord and Kmart hereby consent to such sale, conveyance, transfer and absolute assignment and understand that the Certificates are purchased in reliance on the execution and delivery of this Agreement by Tenant, Landlord and Kmart and Trustee. Tenant, Landlord and Kmart on behalf of themselves and their successors and assigns further agree with Lender and Trustee that, commencing immediately and until further notice from Trustee, all Annual Rentals and Additional Rent, except for Real Estate
Taxes (as defined in the Lease) which shall be payable in accordance with the Lease, shall be paid directly to Trustee to be invested by Trustee in Eligible Investments (as defined in Exhibit 4, attached hereto and made a part hereof ) for the benefit of Landlord and such payment to Trustee shall constitute payment to the Landlord in accordance with the Lease. In connection with any assignment of the Lease, Tenant shall cause its assignee to assume Tenant's obligations pursuant to this Agreement. Trustee shall receive and disburse the Annual Rentals and Additional Rent which are remitted to Trustee described above pursuant to the provisions of the Loan Agreement. All such payments to Trustee shall, at the option of Tenant, be made by check or wire transfer payable to and in accordance with the following instructions:

                     Check                                   Wire Transfer
                     -----                                   -------------
          --------------------------               --------------------------
          --------------------------               --------------------------
          --------------------------               --------------------------
          Reference: Acct No.                      Reference: Acct No.
                             -------                                  -------
          Attn:                                    Attn:
               ---------------------                    ---------------------


          4.2  Trustee[s] Fee[s].  [Except for Trustee[s] Fee[s] for the one
(1) year period commencing on the commencement date of the Lease which shall be payable by the Landlord from the proceeds of the Loan on the Closing Date (as defined in the Loan Agreement),] Tenant shall pay the annual Trustee[s] Fee[s] in an amount not to exceed $__________ per calendar year [in the aggregate] within thirty





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(30) days of receipt of an invoice therefor from [the Collateral] Trustee [and the Pass-Through Trustees]. In the event Tenant fails to pay the annual Trustee Fee[s] where due, Kmart shall pay such Trustee Fee[s] within twenty
(20) days after notice thereof. In the event that this Agreement shall be terminated, other than by reason of default of Tenant or Kmart under the Lease, Note Put Agreement, Lease Guaranty or this Agreement, during a calendar year prior to expiration of the Primary Term, [the Collateral] Trustee [and the Pass- Through Trustees] shall refund to Tenant that portion of any unearned Trustee[s] Fee[s] within thirty (30) days of the termination hereof.

          4.3 Rights of Trustee. Tenant, Landlord, Kmart and Lender acknowledge and agree that the Trustee shall have the sole right to sue for, compound and give acquittance for, and to settle, adjust or compromise any claim for, any and all Annual Rentals and Additional Rent except for Real Estate Taxes which shall be payable in accordance with the Lease and, except as provided in the Construction Fund Disbursement Agreement, to perform all other necessary or appropriate acts to protect and preserve any right, title and interest of the Trustee, Lender and Landlord in and to the Loan Documents. Tenant and Kmart further agree that the Trustee shall not be obligated to perform any duty, covenant or condition required to be performed by Landlord under any of the terms of the Lease unless and until Trustee becomes the owner of the Mortgaged Estate and/or expressly assumes such duty, covenant or condition (in which event Trustee shall, subject to the provisions of Section 2 hereof, be required to comply with the provisions of the Lease, including but not limited to, the Construction Landlord is obligated to complete or cause to be completed in accordance with Article 10 and Exhibit "C" to the Lease, and Tenant's remedies for Trustee's non-compliance with such provisions shall be limited to those Tenant was entitled to exercise against Landlord). Notwithstanding the Lease Assignment executed by Landlord to Lender, each and all of such duties, covenants or conditions required to be performed by Landlord shall survive any such assignment and shall be and remain the sole liability of Landlord. Without limiting the foregoing, Tenant acknowledges and agrees that, except as provided in Articles 3, 17 and 18 of the Lease, throughout the term of this Agreement the rights of Trustee in and to Annual Rentals and Additional Rent (except for Real Estate Taxes, which shall be payable in accordance with the Lease) shall not be subject to any abatement whatsoever, and shall not be subject to any defense, set-off, counterclaim or recoupment or reduction of any kind for any reason whatsoever, it being the intent hereof that subject to the terms and conditions of the Lease, Tenant shall be unconditionally and absolutely obligated to pay Trustee all such Annual Rentals and Additional Rent except for Real Estate Taxes which shall be payable in accordance with the Lease. Tenant, Landlord, Kmart and Lender hereby further agree that, except as provided in the Construction Fund Disbursement Agreement, Trustee shall have the sole right to exercise all rights, privileges and remedies (either in its own name or in the name of Landlord or Lender, as the case may be, for the use and benefit of Trustee) which by the terms of the Loan Documents or by





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applicable law are permitted or provided to be exercised by Landlord or Lender.

Section 5.     CERTAIN COVENANTS.

          5.1 Lease. Landlord shall not, without the prior written consent of the Trustee, during the term of this Agreement:

               (a) declare a default or exercise any remedies under, or terminate, modify (other than a Nonmaterial Modification) or accept a surrender of, or offer or agree to any termination, modification (other than a Nonmaterial Modification) or surrender of, the Lease; or

               (b) receive or collect or permit the receipt or collection by any party other than Trustee of any payment of Annual Rentals or Additional Rent (except for Real Estate Taxes which shall be received or collected in accordance with the Lease) pursuant to the Lease or, except as assigned in the Second Mortgage (as defined in Section 10.1 hereafter), assign, transfer or hypothecate (other than to the Trustee) any payment of Annual Rentals or Additional Rent except for Real Estate Taxes then due or to accrue in the future thereunder in respect of the Mortgaged Estate.

          For purposes of this Agreement, the term "Nonmaterial Modification" shall mean any modification which does not take effect until the earlier of the expiration of the Primary Term or the Loan Payoff or does not (i) reduce the amounts payable to Landlord by Tenant pursuant to the Lease (or alter the terms of payment of such amounts), or (ii) alter the Primary Term of the Lease, or (iii) add covenants of the Landlord under the Lease, or (iv) limit or lessen the obligations of Tenant under the Lease with respect to the Mortgaged Estate.

        5.2 Loan Agreement. No amendment or modification to the Loan Agreement, the Note(s) or any of the Loan Documents (as defined in the Loan Agreement) shall be made without the prior written consent of Kmart and Tenant, provided, however, no consent shall be required if any payment obligation pursuant to the Lease is in default which default has continued beyond the expiration of any applicable cure period.

          5.3 Election Regarding Possession. In the event a petition in bankruptcy shall be filed by or with respect to Landlord, and, Landlord or Landlord's Trustee rejects the Lease, Tenant shall, for the benefit of Lender and Trustee pursuant to Section 365(h) of the Bankruptcy Code, elect to remain and shall remain in possession of the Demised Premises unless dispossessed by a final order of a Bankruptcy Court or a U.S. District Court with jurisdiction of Landlord's bankruptcy.

         [5.4 Certain Additional Rent. The Closing (as defined in the Loan Agreement) of the Loan pursuant to the Loan Agreement occurred after the Rental Commencement Date and during a month for which the monthly installment of Annual Rental was paid and prior to the date on which the next monthly installment of Annual Rental is due and, therefore, the amount of Annual Rental received by the Trustee prior to the initial scheduled payment of interest pursuant to the Note[s] will be short by the sum of $______ which Borrower shall pay to Trustee at Closing. Such amount shall be applied by Trustee to the initial scheduled payment of interest pursuant to the Note[s].

         5.5 Evidence of Payment of Taxes. Landlord shall provide Trustee evidence of payment of Real Estate Taxes payable pursuant to the Lease within ten (10) days after receipt thereof by Landlord.

Section 6.     ENVIRONMENTAL MATTERS.

          6.1 Environmental Insurance Policy. Tenant shall obtain or cause to be obtained (on or before the date hereof) and maintain or cause to be maintained on the Demised Premises until the earlier of the expiration of the Primary Term of the Lease or the Loan Payoff, a policy of Environmental Transfer Liability Insurance ("Policy") with coverage and policy limits the same as those specified on Exhibit 6.1 attached hereto and incorporated by reference from an insurance company with a Best's Insurance Rating of A-X or better and a Standard & Poor's Corporation "claims paying ability" rating of BBB or better. Such insurance policy shall name the Tenant, Kmart, Lender, Trustee and Landlord as insureds.





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          6.2  Deductible; Policy Proceeds.  Tenant, Kmart, Lender, Trustee,
and Landlord (collectively, "Interested Parties") agree as follows:

               (a) Upon the occurrence of a loss or event which will be subject of a claim pursuant to the Policy, Tenant shall be liable for and shall promptly pay to the Representative (as defined below) an amount equal to any deductible provided for pursuant to the Policy, such amount to be used in the same manner as and prior to the use of any policy proceeds.

               (b) The Policy is to insure the Interested Parties against certain environmental losses pursuant to the Policy.

               (c) In the event of a claim pursuant to the Policy each of the Interested Parties hereby (i) authorizes and empowers the Representative (as defined in subsection (d) below) to act for and on their respective behalf as their sole and exclusive representative with respect to such claim pursuant to the Policy; and(ii) authorizes the insurer ("Insurer") issuing the Policy to deal with the Representative with respect to any such claim as if each such Interested Party were representing itself. Each Interested Party shall execute and deliver to Representative any written confirmation of the foregoing designation and authority as the Insurer may reasonably require.

               (d) The selection of the Interested Party to act for and on behalf of all Interested Parties pursuant to this Section 6 ("Representative") shall be in the following order of priority (i) Tenant, (ii) Kmart, (iii) Trustee, (iv) Lender, and (v) Landlord. Any Interested Party with actual knowledge of facts or events which may give rise to a claim which may be covered by the Policy shall promptly give notice thereof ("Discovery Notice") to all other Interested Parties. Tenant shall have a period of ten (10) Business Days commencing on the date of receipt of the Discovery Notice to accept or refuse to accept the designation as Representative by notice to each other Interested Party. Failure to give such notice of acceptance shall constitute refusal. In the event Tenant refuses to accept such designation each Interested Party in the order of priority established above shall have the option to accept or refuse such designation for a period of ten (10) Business Days following the refusal of the Interested Party next preceding its own priority until an Interested Party accepts such designation. In the event no Interested Party accepts such designation, the Trustee may appoint a representative other than one of the Interested Parties to act on behalf of the Interested Parties.

               (e) The Representative shall take all legally required actions to (i) cure any violation of Environmental Laws not caused by Tenant, its agents or employees on the Demised Premises, and (ii) remediate or dispose of any Hazardous Materials Released on the Demised Premises not Released by Tenant, its agents or employees or which may originate on, or be Released from, the Demised Premises, which origination or Release is not caused by Tenant, its agents or employees; provided, however, that the Representative shall not be obligated with respect to the foregoing to incur any expense not paid or reimbursed from the proceeds payable by the Tenant pursuant to Section 6.2 (a) or pursuant to the Policy. The Representative shall not be liable to any other Interested Party for any action or omission as Representative




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pursuant to this Section 6.2 other than any action or omission which constitutes gross negligence or wilful misconduct.

          (f) Each Interested Party shall execute and deliver to Representative any instrument, document or written confirmation or assurance (including but not limited to a special power of attorney) necessary to enable the Representative to perform its obligations pursuant to this Section 6.2.

Section 7.     EXERCISE OF CERTAIN RIGHTS.

          7.1 By Tenant. In the event Tenant is in default under the Lease, this Agreement or the Note Put Agreement and any such default continues beyond the expiration of any applicable cure period, Tenant shall not exercise any of its rights pursuant to the Second Mortgage (as defined in Section 10.1) or the Option (as defined in Section 10.3) respectively until such default is cured.

          7.2 By Kmart. In the event Kmart is in default under the Note Put Agreement, Lease Guaranty or this Agreement and such default continues beyond the expiration of any applicable cure period, Kmart shall not exercise any of its rights or remedies pursuant to the Leasehold Mortgage (as defined in Section 10.2) until each such default is cured.

Section 8. TENANT CERTIFICATE. Tenant hereby certifies to, and agrees with, Landlord and Lender, that as of the date hereof:

          8.1 No Default. To the best of Tenant's knowledge, there are no defaults by Landlord under the Lease.

          8.2 No Modification. The Lease has not been modified, altered or amended, and is in full force and effect.

          8.3 No Bankruptcy. There has not been filed by or against Tenant a petition in bankruptcy, voluntary or otherwise, any assignment for the benefit of creditors, any petitions seeking reorganization or arrangement or other action under the bankruptcy laws of the United States or of any state thereof.

          8.4 Sole Rights to Terminate. Tenant hereby certifies to, and agrees with Landlord and Lender that during the term of this Agreement, the provisions of Articles 3, 17 and 18 of the Lease shall provide Tenant's sole rights to terminate.


Section 9.     KMART CERTIFICATE.  Kmart hereby certifies as follows:

          9.1 Financial Qualification to Self Insure. Kmart's most recent financial statement included in its annual Form 10-K





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filed with the Securities and Exchange Commission qualifies Tenant to be self-insured for the risks to be insured against described in Articles 8 and 17 of the Lease.

          9.2 No Bankruptcy. There has not been filed by or against Kmart a petition in bankruptcy, voluntary or otherwise, any assignment for the benefit of creditors, any petitions seeking reorganization or arrangement or other action under the bankruptcy laws of the United States or of any state thereof.

Section 10.    CERTAIN DEFINITIONS.

          10.1 "Second Mortgage" means the Mortgage, Security Agreement and Assignment of Rents dated as of even date herewith between Landlord and Tenant.

          10.2 "Leasehold Mortgage" means the Leasehold Mortgage dated as of even date herewith between Kmart and Tenant.

          10.3 "Option" means the Option to Purchase Real Estate dated as of even date herewith between Tenant and Landlord.

Section 11.    MISCELLANEOUS.

          11.1 Trustee as Lender. All parties hereto agree that from and after the date hereof, all references in any of the Loan Documents to Lender shall mean the Trustee.

          11.2 Amendment. This Agreement shall not be modified or amended unless any modification or amendment is in writing and signed by all parties hereto.

          11.3 Counterparts. This Agreement may be executed in multiple counterpart copies, each of which shall be considered an original and all of which shall constitute one and the same instrument binding on all the parties hereto, notwithstanding that all parties are not signatories to the same counterpart.

          11.4 Notices. Notices required under this Agreement shall be in writing deemed to be properly served on receipt thereof if personally delivered, sent by certified or registered mail (return receipt requested, postage prepaid) or by overnight courier service which delivers only upon signed receipt of the addressee: (i) to Landlord at the address set forth in the first paragraph of this Agreement, Attention: ________, with a copy to _______________, (ii) to Tenant at the address set forth in the first paragraph of this Agreement, Attention: _______________, with a separate copy to ____________________, (iii) to Lender at the address set forth in the first paragraph of this Agreement, Attention: Norman C. Storey, (iv) to Kmart Corporation, at the address set forth in the first paragraph of this Agreement,
Attention: Vice President-Real Estate; and (v) to Trustee, at the address set forth in the first paragraph of this Agreement, Attention:
Corporate Trust Department.  The parties to receive notice and




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the addresses for notice may be changed by the party entitled to notice by giving notice of such change pursuant to this Article. The date of notice shall be the date of receipt of notice or the date of attempted delivery of the notice by the overnight courier service or the U.S. Post Office to the addressee or its agent at the address specified.

          11.5 Binding Effect; Term. This Agreement shall be binding on and inure to the benefit of the parties hereto and their successors and assigns. This Agreement shall terminate upon the earlier of the Loan Payoff or the expiration of the Primary Term of the Lease.

          11.6 Governing Law. This Agreement shall be construed and enforced under the laws of the state in which the Mortgaged Estate is located without giving effect to the choice of law principles thereof.

          IN WITNESS WHEREOF, the parties hereto have placed their hands and seals the day and year first written above.

                              KMART CORPORATION, a
                              Michigan corporation



                              By
                                -----------------------------------
                                     Its
                                        ---------------------------

                                                ("KMART")


                              NATIONAL TENANT FINANCE CORPORATION,
                              a Delaware corporation



                              By
                                ----------------------------------
                                     Its
                                         -------------------------

                                                ("LENDER")





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                              ----------------------------------,
                              a ____________ limited [partnership]
                              [liability company]


                                  By:
                                      --------------------------
                                      [a ------------- corporation,]
                                      its [general partner]
                                      [                      ]
                                       ----------------------

                                  [By:
                                      --------------------------
                                      Its:
                                          ----------------------]

                                             ("LANDLORD")



                              -----------------------------------,
                              a ____________ corporation


                                  By:
                                      ---------------------------
                                          Its:
                                              -------------------

                                                ("TENANT")


                              -----------------------------------,
                              a ____________ corporation


                              By:
                                  --------------------------------
                                      Its:
                                          ------------------------

                                                ("TRUSTEE")






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                                  Exhibit List


1.2       Legal Description of the Mortgaged Estate

  4       Definition of Eligible Investments

6.1       Environmental Insurance Coverage and Policy Limits





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